Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On May 6, 2015, the Company entered into an Asset Purchase Agreement (“APA”),  with International Business Machines Corporation (“IBM”), a Delaware corporation, pursuant to which the parties agreed to the purchase by the Company of certain assets and liabilities of  IBM’s Rivermine Telecommunications Expense Management business (“Rivermine”) through an asset purchase (the “Rivermine Acquisition”).  The Rivermine Acquisition closed on May 31, 2015.  At the closing of the Rivermine Acquisition, the Company acquired Rivermine for aggregate consideration of $22.0 million  payable at closing.  As part of the APA, IBM is paying the Company $1.2 million related to the deferred revenue balance.

We have derived the following unaudited combined condensed pro forma financial information by applying pro forma adjustments to the historical consolidated balance sheet and statement of operations of the Company.  The unaudited pro forma statement of operations for the fiscal year ended December 31, 2014 and for the three months ended March 31, 2015 is presented as if the acquisition was completed as of January 1, 2014.  The unaudited pro forma balance sheet at March 31, 2015 gives pro forma effect to this acquisition.  We collectively refer to the adjustments relating to the acquisition as the “Pro Forma Adjustments.” We have described the adjustments, which are based upon available information and upon assumptions that management believes to be reasonable, in the accompanying notes. The unaudited combined condensed pro forma financial information is for informational purposes only.

The unaudited combined pro forma financial information reflects that we recorded the acquisitions under our business combinations accounting policy. Under this policy, the total preliminary purchase price for Rivermine was allocated to the preliminary net identifiable tangible and intangible assets based upon our estimate of their preliminary fair values. The Company is in the process of analyzing the valuation of the Rivermine net tangible and identifiable intangible assets and once complete any adjustments will be recorded in the third quarter of 2015. With the acquisition of Rivermine, we expect to expand the functionality of our suite of solutions and to provide access to new markets and customers.  These factors contributed to a purchase price in excess of the fair value of the Rivermine net tangible and intangible assets acquired, and as a result, the Company has recorded goodwill in connection with this transaction. The excess of the preliminary purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill

The unaudited pro forma balance sheet at March 31, 2015 is presented as if the acquisition was completed at March 31, 2015. The unaudited pro forma statements of operations for the year ended December 31, 2014 and for the three months ended March 31, 2015 are presented as if the acquisition was completed at January 1, 2014. The estimated pro forma adjustments arising from this recently completed acquisitions are derived from the purchase consideration and preliminary purchase price allocation.

TANGOE, INC.

COMBINED BALANCE SHEETS

(in thousands)

		IBM Rivermine Division
	Historical	Assets Acquired and
	Tangoe, Inc.	Liabilities Assumed	Pro Forma		Pro Forma
	March 31, 2015 (A)	March 31, 2015 (B)	Adjustments		Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,543	$—	$(22,000	)(1A)	$30,543
Accounts receivable, net of allowance for doubtful accounts of $565	58,695	—	—		58,695
Prepaid expenses and other current assets	10,769	—	1,167	(1B)	11,936
Total current assets	122,007	—	(20,833)		101,174

COMPUTERS, FURNITURE AND EQUIPMENT—NET	5,280	69	—		5,349

OTHER ASSETS:
Intangible assets - net	27,063	—	11,000	(1C)	38,063
Goodwill	64,857	—	11,899	(1D)	76,756
Security deposits and other non-current assets	1,480	—			1,480
TOTAL ASSETS	$220,687	$69	$2,066		$222,822

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$9,584	$—	—		$9,584
Accrued expenses	8,931	—	—		8,931
Deferred revenue-current portion	10,925	2,135	—		13,060
Notes payable—current portion	2,288	—	—		2,288
Total current liabilities	31,728	2,135	—		33,863

Deferred rent and other non-current liabilities	4,529	—	—		4,529
Deferred revenue-less current portion	797	—	—		797
Notes payable—less current portion	2,555	—	—		2,555
Total liabilities	39,609	2,135	—		41,744

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common Stock	4	—	—		4
Additional paid-in capital	219,180	(2,066)	2,066	(1E)	219,180
Warrants for common stock	10,610	—			10,610
Accumulated deficit	(45,607)	—	—		(45,607)
Other comprehensive loss	(3,109)	—	—		(3,109)
Total stockholders’ deficit	181,078	(2,066)	2,066		181,078

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$220,687	$69	$2,066		$222,822

(A) As reported in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 as filed with Securities and Exchange Commission on May 11, 2015.

(B) As reported in Rivermine’s unaudited financial statements included elsewhere in this Form 8-K/A.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

TANGOE, INC.

Combined Statements of Operations

(in thousands, except per share amounts)

	Historical	Historical
	Tangoe, Inc.	IBM’s Rivermine Division
	Twelve Months	Twelve Months
	December 31,	December 31,	Pro Forma		Pro Forma
	2014 (A)	2014 (B)	Adjustments		Combined

Revenue:
Recurring technology and services	$189,467	$24,238	$—		$213,705
Strategic consulting, software licenses and other	23,009	3,183	—		26,192
Total revenue	212,476	27,421	—		239,897

Cost of revenue:
Recurring technology and services	88,510	17,385	—		105,895
Strategic consulting, software licenses and other	8,954	2,283	—		11,237
Total cost of revenue	97,464	19,668	—		117,132

Gross profit	115,012	7,753	—		122,765

Operating expenses:
Sales and marketing	39,433	6,398	—		45,831
General and administrative	37,963	—	—		37,963
Research and development	22,633	2,113	—		24,746
Depreciation and amortization	9,779	40	1,667	(1F)	11,486
Income (loss) from operations	5,204	(798)	(1,667)		2,739

Other income (expense), net:
Interest expense	(103)	—	—		(103)
Interest income	35	—	—		35
Other income	114	—	—		114
Income (loss) before income tax provision	5,250	(798)	(1,667)		2,785
Income tax provision	2,314	—	—		2,314
Net income (loss)	$2,936	$(798)	$(1,667)		$471

Income per common share:
Basic	$0.08				$0.01
Diluted	$0.07				$0.01

Weighted average number of common shares:
Basic	38,642				38,642
Diluted	41,157				41,157

(A) As reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on March 16, 2015.

(B) As reported in Rivermine’s audited financials included elswhere in this Form 8-K/A.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

TANGOE, INC.

Combined Statements of Operations

(in thousands, except per share amounts)

	Historical	Historical
	Tangoe, Inc.	IBM’s Rivermine Division
	Three Months Ended	Three Months Ended
	March 31,	March 31,	Pro Forma		Pro Forma
	2015 (A)	2015 (B)	Adjustments		Combined

Revenue:
Recurring technology and services	$48,916	$6,793	$—		$55,709
Strategic consulting, software licenses and other	4,553	35	—		4,588
Total revenue	53,469	6,828	—		60,297

Cost of revenue:
Recurring technology and services	21,630	5,382	—		27,012
Strategic consulting, software licenses and other	2,245	28	—		2,273
Total cost of revenue	23,875	5,410	—		29,285

Gross profit	29,594	1,418	—		31,012

Operating expenses:
Sales and marketing	10,374	1,599	—		11,973
General and administrative	10,103	—	—		10,103
Research and development	6,127	588	—		6,715
Depreciation and amortization	2,052	10	417	(1G)	2,479
Income (loss) from operations	938	(779)	(417)		(258)

Other income (expense), net:
Interest expense	(64)	—	—		(64)
Interest income	9	—	—		9
Other expense	(2)	—	—		(2)
Income (loss) before income tax provision	881	(779)	(417)		(315)
Income tax provision	629	—	—		629
Net income (loss)	$252	$(779)	$(417)		$(944)

Income (loss) per common share:
Basic	$0.01				$(0.02)

Diluted	$0.01				$(0.02)

Weighted average number of common shares:

Basic	38,724				38,724

Diluted	40,715				38,724

(A) As reported in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 as filed with the Securities and Exchange Commission on May 11, 2015.

(B) As reported in Rivermine’s unaudited financials included elswhere in this Form 8-K/A.

Overview

The pro forma data is presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transaction had been consummated as of  January 1, 2014, nor is the data necessarily indicative of future operating results or financial position.  Pro forma adjustments reflect only those adjustments which are factually determined and do not include the impact of contingencies which will not be known until the resolution of the contingency.  The purchase consideration and preliminary purchase price allocation has been represented below and is subject to change.

1.              Rivermine

The amounts assigned to Rivermine identifiable intangible assets acquired are based on their respective fair values determined as of acquisition date of May 31, 2015.  The excess of the purchase price over the tangible and identifiable intangible assets will be recorded as goodwill and amounts to $10,903,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

A summary of the preliminary purchase price allocation is as follows (in thousands):

Purchase consideration:
Cash	$22,000
Less: Due from Seller	(1,167)
$20,833
Preliminary allocation of purchase consideration:
Computer equipment	97
Identifiable intangible assets	11,000
Goodwill	10,903
Total assets acquired	22,000
Deferred revenue	(1,167)
$20,833

The $97,000 of property and equipment acquired from Rivermine, primarily relates to laptops and desktop computers to support the headcount acquired.

The goodwill and identifiable intangible assets related to the Rivermine Acquisition are tax deductible. The Company estimated the fair value of intangible assets using the income, cost and market approaches to value the identifiable intangible assets, which are subject to amortization. The following table presents the Company’s preliminary allocation of the estimated fair value of the identifiable intangible assets acquired:

Description	Fair Value (in thousands)	Weighted Average Useful Life (in years)
Customer relationships	$9,000	9.0
Technology	2,000	3.0
Total identifiable intangible assets	$11,000

(1A)                                        Adjustment to record the purchase consideration of $22,000,000 in cash.

(1B)                                        Adjustment to record the Company’s Due from Seller of $1,167,000 related to the deferred revenue balance.

(1C)                                        Adjustment to record the estimated fair value of identifiable intangible assets acquired totaling $11,000,000 as a result of the preliminary purchase allocation.

(1D)                                      Adjustment to record the estimated excess of the purchase price over the tangible and identifiable intangible assets to goodwill of $11,899,000 as a result of the preliminary purchase allocation.

(1E)                                       Adjustment to acquired Company’s stockholder’s equity of $2,066,000.

(1F)                                        Adjustment to record 12 months of identifiable intangible assets amortization of $1,667,000.

(1G)                                      Adjustment to record 3 months of identifiable intangible assets amortization of $417,000.